UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2017

Dr Pepper Snapple Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5301 Legacy Drive, Plano, Texas	75024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-673-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On January 31, 2017 (the “Closing Date”), Dr Pepper Snapple Group, Inc. (the “Company”) completed its previously announced acquisition of Bai Brands LLC (“Bai”), pursuant to the terms of the Agreement and Plan of Merger, dated as of November 21, 2016 (the “Original Merger Agreement”), and as amended on January 31, 2017 (“Amendment No. 1” and, together with the Original Merger Agreement as amended by Amendment No. 1, the “Merger Agreement”), by and among the Company, Superfruit Merger Sub, LLC (“Merger Sub”), Bai and Fortis Advisors LLC, in its capacity as the Member Representative. Capitalized terms used herein have the meanings set forth in the Merger Agreement.

On the Closing Date, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Bai (the “Merger”), with Bai surviving the Merger as a wholly-owned indirect subsidiary of the Company (the “Effective Time”).

At the Effective Time, each Class A Voting Common Unit, Class B Voting Common Unit, Non-Voting Common Unit and Profits Interest Unit held by the members of Bai (the “Members”) (together the “Bai Units”) (including all Bai Units to be issued upon the vesting of Restricted Units held by the Members and all Bai Units to be issued upon the exercise (including the deemed exercise) of Warrants held by the Members) were cancelled and exchanged for an aggregate of USD $1.7 billion in cash, as adjusted and subject to the reduction of certain expenses set forth in the Merger Agreement (the “Merger Consideration”).  A portion of the Merger Consideration is being held in escrow to secure the indemnification obligations of the Members.

As previously disclosed, on December 14, 2016, the Company entered into the Seventh Supplemental Indenture by and among the Company, Well Fargo Bank, N.A. (“Wells Fargo”), as trustee, and the guarantors party thereto, to the Indenture, dated as of December 15, 2009, by and among the Company, Wells Fargo and the guarantors party thereto, in connection with the issuance of USD $1.55 billion of senior unsecured notes consisting of $250 million aggregate principal amount of 2.530% Senior Notes due 2021 (the “2021 Notes”), $500 million aggregate principal amount of 3.130% Senior Notes due 2023 (the “2023 Notes”), $400 million aggregate principal amount of 3.430% Senior Notes due 2027 (the “2027 Notes”) and $400 million aggregate principal amount of 4.420% Senior Notes due 2046 (the “2046 Notes” and, together with the 2021 Notes, the 2023 Notes and the 2027 Notes, the “Notes”). The Notes were issued in an underwritten offering registered under the Securities Act of 1933, as amended. The Company used the net proceeds from the issuance of the Notes, together with working capital, to fund the Merger Consideration.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Original Merger Agreement (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed November 23, 2016 and incorporated by reference herein) and Amendment No. 1, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01                                           Regulation FD Disclosure.

On January 31, 2017, the Company issued a press release announcing the completion of the Merger. A copy of such press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of November 21, 2016, by and among the Dr Pepper Snapple Group, Inc., Superfruit Merger Sub, LLC, Bai Brands LLC and Fortis Advisors LLC (Filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed November 23, 2016 and incorporated by reference herein)

2.2

Amendment No. 1, dated as of January 31, 2017, to Agreement and Plan of Merger, dated as of November 21, 2016, by and among the Dr Pepper Snapple Group, Inc., Superfruit Merger Sub, LLC, Bai Brands LLC and Fortis Advisors LLC

99.1	Dr Pepper Snapple Group, Inc. Press Release dated January 31, 2017 — “Dr Pepper Snapple Group Completes Acquisition of Bai Brands LLC”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dr Pepper Snapple Group, Inc.

January 31, 2017	By:	James L. Baldwin
Name: James L. Baldwin
Title: Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of November 21, 2016, by and among the Dr Pepper Snapple Group, Inc., Superfruit Merger Sub, LLC, Bai Brands LLC and Fortis Advisors LLC (Filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed November 23, 2016 and incorporated by reference herein)

2.2

Amendment No. 1, dated as of January 31, 2017, to Agreement and Plan of Merger, dated as of November 21, 2016, by and among the Dr Pepper Snapple Group, Inc., Superfruit Merger Sub, LLC, Bai Brands LLC and Fortis Advisors LLC

99.1	Dr Pepper Snapple Group, Inc. Press Release dated January 31, 2017 —“Dr Pepper Snapple Group Completes Acquisition of Bai Brands LLC”